CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Professionally Managed Portfolios with respect to the Brown Advisory Equity Income Fund, a series of Professionally Managed Portfolios.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2011